UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2020

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware	32-0498321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14201 Caliber Drive, Suite 300 Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. ☐

Item 8.01. Other Events
Mammoth Energy Services, Inc. (the “Company”) is relying on the Order, dated March 25, 2020, issued by the U.S. Securities and Exchange Commission (the “SEC”) under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (Release No. 34-88465) (the “Order”) to delay the filing of its Definitive Proxy Statement on Form DEF 14A (the “Proxy Statement”), including the information omitted from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), pursuant to General Instruction G(3) of the Form 10-K (the “Part III Information”), due to the circumstances related to the COVID-19 pandemic. The Company timely filed the Form 10-K on March 2, 2020. However, since that date, the COVID-19 pandemic has caused the Company’s offices to close due to stay at home orders in place for the State of Oklahoma where the Company’s headquarters are located and the Company to issue the related work from home policy to protect the health and safety of the Company’s employees and their families. The office closure and the work from home policy have in turn caused a delay in the completion of the Proxy Statement process. The COVID-19 pandemic also required key personnel to devote considerable time and resources to respond to the emerging impacts to the Company’s business. The Company is in the process of working on a remote basis to file the Proxy Statement, including the Part III Information, with the SEC as quickly as possible. Notwithstanding the foregoing, the Company expects to file the Proxy Statement, including the Part III Information, not later than June 15, 2020 (the first business day following the expiration of the 45-day extension granted by the SEC with respect to the original deadline for the Proxy Statement of April 29, 2020). The Company will announce the date for the 2020 Annual Meeting of the Company's Stockholders and the record date for such meeting in a notice to its stockholders to be filed with the Proxy Statement.
The Company is supplementing the risk factors previously disclosed in the Form 10-K with the risk factor set forth below. The Company continues to assess the impact of the COVID-19 pandemic and the related adverse macroeconomic environment on its business, results of operations and financial condition and will include any additional risk factors in its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2020.
Our business and operations have been and will likely continue to be adversely affected by the COVID-19 pandemic
The COVID-19 pandemic has caused, and is continuing to cause, severe disruptions in the worldwide and U.S. economy, including the global and domestic demand for oil and natural gas, which has had and is expected to continue to have an adverse effect primarily on our oilfield services business and, as a result, our financial condition, results of operations, cash flows and stock price. Moreover, the COVID-19 pandemic has caused significant disruption in the financial markets both globally and in the United States. The continued spread of COVID-19 could also negatively impact the availability of key personnel necessary to conduct our business. If COVID-19 continues to spread or the response to contain the COVID-19 pandemic is unsuccessful, we could continue to experience a material adverse effect on our business, financial condition, results of operations, cash flows and stock price.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	April 29, 2020	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary